                                                                 EXHIBIT 10.141


                             EXECUTION COUNTERPART

THIS SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF, AMONG RAMSAY YOUTH SERVICES, INC., THE GUARANTORS, SUNTRUST BANKS, INC. AND FLEET CAPITAL CORPORATION, AS AGENT, AS AMENDED FROM TIME TO TIME.


                                SUBORDINATED NOTE
                         AND WARRANT PURCHASE AGREEMENT

                          Dated as of January 25, 2000

                                  by and among

                          RAMSAY YOUTH SERVICES, INC.,
                                 as the Company,

                    THE SUBSIDIARIES OF THE COMPANY SET FORTH
                         ON THE SIGNATURE PAGES HERETO,
                                  as Guarantors

                                       and

                              SUNTRUST BANKS, INC.,
                                as the Purchaser

                                TABLE OF CONTENTS

ARTICLE 1.        DEFINITIONS.....................................................................................1
         Section 1.1         Definitions..........................................................................1

ARTICLE 2.        ISSUANCE AND PURCHASE OF NOTE AND WARRANT......................................................11
         Section 2.1         Authorization of Issuance of Notes and Warrants.....................................11
         Section 2.2         Purchase and Sale of Note and Warrants..............................................11
         Section 2.3         Allocation of Purchase Price........................................................12
         Section 2.4         Interest on the Notes...............................................................12
         Section 2.5         Amortization and Maturity of Notes; Prepayments; Funding Losses.....................12

ARTICLE 3.        OTHER PROVISIONS RELATING TO THE NOTES.........................................................13
         Section 3.1         Making of Payments..................................................................13
         Section 3.2         Increased Costs.....................................................................14
         Section 3.3         Capital Adequacy....................................................................14
         Section 3.4         Default Rate of Interest............................................................15
         Section 3.5         Calculation of Interest.............................................................15
         Section 3.6         Usury...............................................................................15

ARTICLE 4.        GUARANTY.......................................................................................15

ARTICLE 5.        CONDITIONS PRECEDENT TO PURCHASE OF THE NOTES AND THE WARRANTS.................................18

         Section 5.1         Closing Date Conditions.............................................................18
         Section 5.2         Closing Date Conditions of the Consolidated Companies...............................20

ARTICLE 6.        REPRESENTATIONS AND WARRANTIES.................................................................20
         Section 6.1         Representations and Warranties Generally............................................20
                 6.1.1    Corporate Existence; Subsidiaries......................................................20
                 6.1.2    Authorization; No Conflict.............................................................21
                 6.1.3    Approvals..............................................................................21
                 6.1.4    Tax Returns; Status....................................................................21
                 6.1.5    Binding Obligations....................................................................21
                 6.1.6    Litigation.............................................................................21
                 6.1.7    No Defaults............................................................................22
                 6.1.8    No Material Restrictions...............................................................22
                 6.1.9    Information............................................................................22
                 6.1.10   Financial Statements...................................................................22
                 6.1.11   Title to Properties....................................................................23
                 6.1.12   Compliance with Laws...................................................................23
                 6.1.13   Possession of Franchises, Licenses, Etc................................................23
                 6.1.14   Insurance..............................................................................23
                 6.1.15   Federal Reserve Regulations............................................................24
                 6.1.16   Material Contracts.....................................................................24
                 6.1.17   ERISA..................................................................................24
                 6.1.18   Broker's Fees..........................................................................24
                 6.1.19   Offering of Notes and Warrants.........................................................24
                 6.1.20   Registration Rights....................................................................25



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




                 6.1.21   Solvency...............................................................................25
                 6.1.22   Continuing Business of Company.........................................................25
                 6.1.23   Year 2000 Compliance...................................................................25
                 6.1.24   Disclosure.............................................................................25
         Section 6.2         Representations and Warranties of the Purchaser.....................................26

ARTICLE 7.        AFFIRMATIVE COVENANTS..........................................................................27
         Section 7.1         Preservation of Corporate Existence.................................................27
         Section 7.2         Compliance with Laws................................................................27
         Section 7.3         Maintenance of Insurance............................................................27
         Section 7.4         Visitation Rights...................................................................28
         Section 7.5         Records and Accounts................................................................28
         Section 7.6         Payment of Debts, Taxes.............................................................28
         Section 7.7         Further Assurances..................................................................28
         Section 7.8         Maintenance of Properties...........................................................28
         Section 7.9         Business............................................................................29
         Section 7.10        Reporting Covenants.................................................................29
         Section 7.11        Use of Proceeds.....................................................................30
         Section 7.12        Compliance with Material Contracts..................................................31

ARTICLE 8.        NEGATIVE COVENANTS.............................................................................31
         Section 8.1         Liens and Other Encumbrances........................................................31
         Section 8.2         Investments.........................................................................31
         Section 8.3         Merger and Sale of Assets...........................................................31
         Section 8.4         Creation or Issuance of Stock by Subsidiaries.......................................32
         Section 8.5         Transactions with Affiliates........................................................32
         Section 8.6         Debt................................................................................32
         Section 8.7         Lease Obligations...................................................................33
         Section 8.8         Restricted Payments.................................................................33
         Section 8.9         Sale and Leasebacks.................................................................34
         Section 8.10        Sale or Discount of Receivables.....................................................34
         Section 8.11        Compliance with ERISA...............................................................34
         Section 8.12        Financial Covenants.................................................................34
         Section 8.13        Fiscal Year.........................................................................34
         Section 8.14        Modifications to Material Contracts.................................................34
         Section 8.15        Inconsistent Agreement..............................................................34
         Section 8.16        No Repurchase Agreements............................................................34

ARTICLE 9.        EVENTS OF DEFAULT..............................................................................35
         Section 9.1         Events of Default...................................................................35
         Section 9.2         Remedies on Default.................................................................37

ARTICLE 10.       MISCELLANEOUS..................................................................................37
         Section 10.1        Notices.............................................................................37
         Section 10.2        No Waiver...........................................................................38
         Section 10.3        Expenses............................................................................39
         Section 10.4        Amendments, Etc.....................................................................39
         Section 10.5        Successors and Assigns..............................................................40
         Section 10.6        GOVERNING LAW.......................................................................40
         Section 10.7        Survival of Representations and Warranties..........................................40


         Section 10.8        Severability........................................................................40
         Section 10.9        Counterparts........................................................................40
         Section 10.10     Set-Off...............................................................................40
         Section 10.11     Termination of Agreement..............................................................40
         Section 10.12     JURISDICTION AND VENUE................................................................40
         Section 10.13     WAIVER OF JURY TRIAL..................................................................41
         Section 10.14     Entire Agreement......................................................................41



EXHIBITS AND SCHEDULES

         Exhibit A -       Form of Note
         Exhibit B -       Form of Warrant Agreement
         Exhibit C -       Form of Warrant
         Exhibit D -       Form of Registration Rights Agreement

         Exhibit E -       Compliance Certificate As To Financial Covenants
         Exhibit F -       Subordination Agreement

         Schedule 6.1.1 -           Subsidiaries
         Schedule 6.1.6 -           Litigation
         Schedule 6.1.16 -          Material Contracts
         Schedule 6.1.20 -          Registration Rights
         Schedule 8.4 -             Issuance of Stock
         Schedule 8.6 -             Existing Debt
         Schedule 8.9 -             Sale/Leaseback Agreement

                          SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT

         THIS SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT dated as of January 25, 2000 by and between RAMSAY YOUTH SERVICES, INC., a corporation organized under the laws of the State of Delaware, as issuer of the Subordinated Note and the Warrants (the "Company"), each of the subsidiaries of the Company listed on the signature pages hereto, as guarantors (individually, a "GUARANTOR" and, collectively, the "GUARANTORS") and SUNTRUST BANKS, INC., a corporation organized under the laws of the State of Georgia (the "Purchaser").

         WHEREAS, the Company has requested that the Purchaser make a certain subordinated debt investment in the Company, the proceeds of which will be used by the Company to effect acquisition and expansion, to pay related fees and expenses, and for general corporate purposes;

         WHEREAS, the Purchaser has agreed to make a $5,000,000 subordinated debt investment in the Company on the terms and subject to the conditions set forth herein, such investment to be evidenced by subordinated notes in such amount from the Company and certain warrants issued by the Company as more fully described below;

         WHEREAS, the Company has previously entered into that certain Loan and Security Agreement, dated as of October 30, 1998, as amended, by and among the Company (formerly known as Ramsey Health Care, Inc.), various subsidiaries of the Company (such subsidiaries and the Company, collectively the "Borrowers"), Fleet Capital Corporation, as Agent (in such capacity, the "Agent") for the lenders party thereto (the "Senior Lenders") and the Senior Lenders, pursuant to which the Borrowers may borrow up to $22,000,000.

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADJUSTED NET EARNINGS FROM OPERATIONS (OR LOSS)" shall mean, with respect to any fiscal period, the net earnings (or loss) after provision for income taxes for such fiscal period of the Company, as reflected on the financial statement of the Company supplied to the Purchaser pursuant to SECTION 7.10, but excluding:

                  (i) any gain or loss arising from the sale of capital assets;

                  (ii) any gain or loss arising from any write-up or write-down of assets;

                  (iii) earnings of any subsidiary of the Company accrued prior to the date it became a Subsidiary;

                  (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary of the Company, realized by such corporation prior to the date of such acquisition;

                  (v) net earnings of any business entity (other than a domestic Subsidiary of the Company) in which the Company has an ownership interest unless such net earnings shall have actually been received by the Company in the form of cash distributions;

                  (vi) any portion of the net earnings of any Subsidiary of the Company which for any reason (other than the provisions of this Agreement) is unavailable for payment of dividends to the Company;

                  (vii)    any restoration to income of any reserve;

                  (viii) the earnings of any Person to which any assets of any Consolidated Company shall have been sold, transferred or disposed of, or into which such Consolidated company shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                  (ix) any gain arising from the acquisition of any Securities or any Borrower;

                  (x) the effect of the application of the rules of Purchase Accounting (as set forth in APB No. 16, as amended); and

                  (xi) 1998 year end accruals arising from asset purchase price adjustments related to the West Virginia University Hospitals Sale and the Charter Sale;

                  (xii)    any gain from extraordinary or non-recurring items.

         "AFFILIATE" shall mean with respect to any Person (the "Specified Person"), any Person other than the Specified Person directly or indirectly controlling, controlled by or under direct or indirect common control with, the Specified Person. For purposes of this definition, the term "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, partnership interests, by contract or otherwise; PROVIDED that the holding by Purchaser of the Warrants (or the Stock into which such Warrants are converted) shall not be deemed to constitute the Purchaser as an Affiliate of the Company hereunder.

         "AGENT" shall have the meaning given to such term in the recitals hereof, or any successor thereof.

         "AGREEMENT" shall mean this Subordinated Note and Warrant Purchase Agreement, as the same may be amended, restated, supplemented or modified from time to time in accordance with the terms hereof.

         "AMORTIZATION" shall mean, for any period, all amortization expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "APPLICABLE LAW" shall mean all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "BANKRUPTCY CODE" shall mean The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C.ss. 101 Et SEQ.).

         "BUSINESS DAY" shall mean any day on which commercial banks located in Atlanta, Georgia are required or permitted by law to be open for the purpose of conducting a commercial banking business.

         "CAPITAL LEASE" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of the Company or a Subsidiary, any such lease under which the Company or a wholly owned Subsidiary is the lessor.

         "CAPITAL LEASE OBLIGATION" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.

         "CHANGE IN CONTROL" shall mean (a) any "person" or "group", other than members of the Controlling Shareholder Group, becoming the "beneficial owner(s)" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of shares of Stock of the Company which entitle the holder thereof to control more than fifty percent (50%) of all voting rights with respect to all shares of Stock of the Company (excluding preferred stock) without the approval in advance of the board of directors of the Company; (b) approval by the stockholders of the Company of a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination which could result in the occurrence of any event described in clause (a) of this definition or any "person" or "group", other than members of the Controlling Shareholder Group, becoming the "beneficial owner(s)" (within the meaning of Sections 13(d) and 14(d)2 of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) of shares of Stock of the surviving corporation which entitle the holder thereof to control more than fifty percent (50%) of all voting rights with respect to all shares of Stock of the surviving corporation (excluding preferred stock) without the approval in advance of the board of directors of the Company; (c) sale of all or substantially all of the Company's assets; (d) any Controlling Shareholder or any member of the Controlling Shareholder's Group selling or otherwise transferring shares of Stock of the Company held by such Controlling Shareholder or member of the Controlling Shareholder Group on the Closing Date other than in connection with a Permitted Transfer; (e) any recapitalization occurring in which any dividends or other distributions, direct or indirect, on account of any shares of the Stock of the Company or any of the Subsidiaries are not paid to the Purchaser on a PARI PASSU basis with all other shareholders of the Company as if the Warrants had been exercised for or converted into Stock; or (f) after any transaction not approved in advance by the board of directors of the Company, the Company's Common Stock is no longer required to be registered under Section 12 of the Exchange Act.

         "CHARTER SALE" shall mean, the sale by the Company to Charter Behavioral Health Systems, LLC and affiliates of the Company's contract management business and Bayou Oaks, Coastal Carolina, The Haven and Desert Vista psychiatric hospitals and certain transitional care units and other assets pursuant to that certain Purchase Agreement and purchase and sale contracts of even date therewith between the Company and Charter Behavioral Health Systems, LLC and the other parties thereto dated as of June 24, 1998, as amended by Amendment No. 1 dated as of September 30, 1998.

         "CLOSING DATE" shall mean, January 25, 2000 or such later date that the conditions set forth in SECTIONS 5.1 and 5.2 hereof are satisfied.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of the Company.

         "COMPANY" has the meaning set forth in the introductory paragraph hereof and shall include the Company's successors and assigns.

         "CONSOLIDATED" shall mean consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

         "CONSOLIDATED COMPANIES" shall mean, collectively, the Company and all of its Subsidiaries, and "Consolidated Company" shall mean, individually, the Company or any of its Subsidiaries.

         "CONTROLLING SHAREHOLDER" shall mean Paul J. Ramsay.

         "CONTROLLING SHAREHOLDER GROUP" shall mean, collectively, (i) the Controlling Shareholder, (ii) any lineal descendants (by birth or adoption) and spouse, (iii) any trusts established for the sole benefit of the foregoing, (iv) any charitable organization and (v) any Affiliate of the Controlling Shareholder.

         "DEBT" of any Person shall mean, without duplication, (i) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) Capital Lease Obligations, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) any obligation or liability of others secured by a Lien (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by any Lien) on property or assets owned or acquired by such Person,
(vi) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging agreements, (vii) any letter of credit issued for such Person or its Subsidiaries as account debtor, or (viii) all obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of obligations of other Persons of the kinds referred to above.

         "DEFAULT" shall mean any event that, with notice or lapse of time or both, would constitute an Event of Default.

         "DEPRECIATION" shall mean, for any period, all depreciation expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "DIVIDENDS" shall mean any direct or indirect distribution, dividend or payment to any Person on account of the Stock of the Company or any of its Subsidiaries.

         "DOLLAR" and the sign "$" shall mean the lawful money of the United States of America.

         "EBIT" shall mean, with respect to any fiscal period, the Consolidation Adjusted Net Earnings From Operations (or Loss) of the Company, before interest expense and taxes for such period as determined in accordance with GAAP, excluding the impact, if any, from purchase accounting.

         "EBITDA" with respect to any fiscal period shall mean EBIT PLUS Depreciation and Amortization expense for such period.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "EVENT OF DEFAULT" means any of the events specified in SECTION 9.1 hereof.

         "FACILITY FEE" shall mean the non-refundable $125,000 facility fee payable by the Company in accordance with the terms of the commitment letter of which $50,000 has been paid by the Company at the time of execution of the Commitment Letter.

         "FULLY DILUTED BASIS" includes, without duplication, (i) all shares of Stock of the Company outstanding at the time of determination, (ii) the Stock issuable upon exercise of all outstanding warrants, options and other rights to acquire Stock of the Company directly or indirectly and (iii) the Stock of the Company issuable upon conversion of all securities convertible directly or indirectly into Stock of the Company.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable to the circumstances as of the date of determination, consistently applied and maintained through the periods indicated.

         "GUARANTY" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "INTANGIBLE ASSETS" shall mean those assets of any Person which are (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents and applications therefor, copyrights, trademarks, service marks, trade names, trademark and trade name registrations and applications, goodwill, franchises, permits, experimental expenses and other similar assets which would be classified as "intangible assets" under GAAP; and (iii) treasury stock and any write-up of the value of any assets after the date of such Person's most recent year end financial statements provided to the Purchaser prior to the Closing Date, unless in accordance with GAAP.

         "INTEREST EXPENSE" shall mean, for any period, all interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to banker acceptance financing, and total interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP.

         "INVESTMENT" shall have the meaning set forth in SECTION 7.2 hereof.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any written agreement to give any of the foregoing), any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "LOAN DOCUMENTS" shall mean, collectively, each of the Transaction Documents other than the Warrant Documents, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the properties, operations, business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the Company's ability to pay the Notes and the other Obligations in accordance with the terms thereof, or (c) the Company's ability to perform its obligations under the Transaction Documents to which it is a party.

         "MATERIAL CONTRACT" shall mean any contract or other arrangement (other than Transaction Documents), whether written or oral, to which the Company or any of its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably likely have a Material Adverse Effect, as the same are listed on SCHEDULE 6.1.16 as of the Closing Date. The term "Material Contract" shall not include the Senior Credit Agreement or the Senior Debt Documents.

         "MATURITY DATE" shall mean January 24, 2007.

         MONEY BORROWED shall mean, without duplication, (i) Debt arising from the lending of money by any Person to the Company or any Subsidiary; (ii) Debt, whether or not in any such case arising from the lending by any Person of money to the Company or any Subsidiary, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property (as defined in the Senior Credit Agreement); (iii) Debt that constitutes a Capital Lease Obligation (as defined in the Senior Credit Agreement); (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of the Company or any Subsidiary under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by the Company or any Subsidiary. The calculation of Money Borrowed shall exclude the Ramsay Group Payable.

         "MULTIEMPLOYER PLAN" shall mean, as of any date, a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding seven plan years made or accrued an obligation to make contributions.

         "NET SECURITIES PROCEEDS" means, with respect to the issuance or sale by the Company or any Subsidiary of any securities representing Stock or Indebtedness of such Person, the excess of (a) the gross cash proceeds received from such issuance and sale, MINUS (b) all reasonable out-of-pocket fees and expenses incurred in connection with such issuance and sale and paid to Persons that are not Affiliates of the Company.

         "NOTE" shall mean, collectively, each subordinated promissory note issued by the Company pursuant to SECTION 2.1 or any other provision hereof, in substantially the form of EXHIBIT A hereto, maturing on the Maturity Date, or such earlier date as provided herein, at which time all principal, interest and other amounts owing hereunder shall be due and payable in full, and bearing interest as set forth in this Agreement, and each Note delivered in substitution, amendment, modification, extension or exchange for any such Note pursuant to the provisions of this Agreement.

         "OBLIGATIONS" shall mean all present and future debt, liabilities and obligations of the Company owing to the Purchaser, or any Person entitled to indemnification hereunder, or any of their respective successors, permitted transferees or permitted assigns, arising under or in connection with this Agreement, the Notes or any other Loan Document.

         "PERMITTED LIENS" shall mean the following Liens: (a) Liens securing Senior Debt; (b) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP consistently applied; (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other types of social security; (e) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the properties of the Company or any of its Subsidiaries or materially interfering with the ordinary conduct of the business of the Company, any of its Subsidiaries or any of their respective properties; (f) UCC filings made in connection with the lease of equipment in the ordinary course of business; (g) Liens securing purchase money indebtedness permitted by SECTION 8.6(H) which Liens encumber only the asset financed by such indebtedness; and (h) extensions, renewals or replacements of any Lien referred to in clause (a) herein.

         "PERMITTED TRANSFER" shall mean the transfer by (i) any member of the Controlling Shareholder Group of Stock to any other member of the Controlling Shareholder Group, or (ii) any member of the Controlling Shareholder Group of Stock to any Person, provided that following any such transfer or transfers pursuant to clause (ii), the Controlling Shareholder Group, taken as a whole, shall at no time own less than 95% of the Stock owned by the Controlling Shareholder Group, taken as a whole, as of the Closing Date.

         "PERSON" shall mean an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated association, or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" shall mean any "employee pension benefit plan" maintained by or on behalf of the Company or any ERISA Affiliate as defined in Section 3(3) of ERISA, including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, employee stock ownership plan or Multiemployer Plan.

         "PRINCIPAL OFFICE" means 303 Peachtree Street, Suite 2400, Atlanta, Georgia 30308, Attention Mr. Robert L. Dudiak.

         "PURCHASER" means, collectively, SunTrust Banks, Inc., a Georgia corporation, together with its successors and assigns.

         "RAMSAY GROUP" shall mean Paul Ramsay Holdings Pty. Limited, an Australian corporation, Paul Ramsay Hospitals Pty. Limited, an Australian corporation, Ramsay Holdings HSA Limited, a Barbados corporation, or any other Affiliate of the Controlling Shareholder Group from time to time beneficially holding Stock of the Company.

         "RAMSAY GROUP PAYABLE" shall mean the $600,000 payable of the Company to the Ramsay Group in connection with the Company's prior purchase of Ramsay Hospital Corporation of Louisiana, Inc., a Louisiana corporation.

         "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of the date hereof, between the Company and the Purchaser in its capacity as holder of the Warrants, in substantially the form of EXHIBIT D, together with all amendments and modifications thereto.

         "REQUIRED PURCHASERS" shall mean Purchasers who individually or collectively hold more than seventy-five (75%) of the outstanding principal amount of the Note or Notes.

         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "SENIOR CREDIT AGREEMENT" shall mean that certain Loan and Security Agreement, dated as of October 30, 1998, as amended, by and between the Senior Lenders, the Agent, and the Company, providing for an aggregate credit facility to the Company of $22,000,000, as the same may be hereafter amended, modified, restated, supplemented, refinanced or replaced in accordance with SECTION 8.6(F) and the other provisions hereof.

         "SENIOR DEBT" shall have the meaning ascribed to the term "Senior Indebtedness" in the Subordination Agreement.

         "SENIOR DEBT DOCUMENTS" shall mean the Senior Credit Agreement and all other Transaction Documents (as defined in the Senior Credit Agreement).

         "SENIOR LENDERS" shall have the meaning given to such term in the recitals hereof.

         "SOLVENT" shall mean, with respect to any Person at any time, that (i) each of the fair value and the present fair saleable value of such Person's assets (including any rights of subrogation or contribution to which such Person is entitled, under any of the Transaction Documents or otherwise) is greater than such Person's debts and other liabilities (including contingent, unmatured and unliquidated debts and liabilities) and the maximum estimated amount required to pay such debts and liabilities as such debts and liabilities mature or otherwise become payable; (ii) such Person is able and expects to be able to pay its debts and other liabilities (including, without limitation, contingent, unmatured and unliquidated debts and liabilities) as they mature; and (iii) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

         "STOCK" means all shares of capital stock of or in a corporation, whether voting or non-voting, and including, without limitation, common stock and preferred stock.

         "SUBORDINATION AGREEMENT" shall mean that certain Subordination Agreement, dated as of the date hereof, by and among the Agent, for the benefit of and on behalf of the Senior Lenders, each Senior Lender and the Purchaser, and acknowledged by the Company, either as originally executed or as hereafter amended, modified or supplemented with the consent of the Purchaser.

         "SUBORDINATED DEBT" shall mean (i) the Debt evidenced by the Notes, and
(ii) additional Debt incurred by the Company after the Closing Date which is expressly subordinated to the Obligations in form and substance satisfactory to the Purchaser in its sole discretion.

         "SUBSIDIARY" shall mean, as to any person, any corporation, limited liability company, partnership or joint venture, whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (other than stock having such voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person and/or one or more of its Subsidiaries or (ii) in the case of a limited liability company, partnership or joint venture, in which such Person or a Subsidiary of such Person is a member, general partner or joint venturer and of which a majority of the partnership or other ownership interests are at the time owned by such Person or one or more of its Subsidiaries.

         "TAXES" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "TOTAL DEBT TO EBITDA RATIO" shall mean, with respect to the Company and its Subsidiaries on a consolidated basis, as of any calculation date, the ratio of (a) Money Borrowed as of such date, to (b) EBITDA for the preceding four fiscal quarter period then ending.

         "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Note, each Warrant, the Warrant Agreement, the Registration Rights Agreement, the Subordination Agreement and any other agreements of any type or nature in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

         "WARRANT AGREEMENT" shall mean that certain Warrant Agreement, dated as of the date hereof, between the Company and the Purchaser in its capacity as holder of the Warrants, in substantially the form of EXHIBIT B hereto, together with all amendments and modifications thereto.

         "WARRANT DOCUMENTS" shall mean, collectively, the Warrant Agreement, the Warrants and the Registration Rights Agreement.

         "WARRANTS" shall mean, collectively, the common stock purchase warrants issued and delivered by the Company on the Closing Date, in substantially the form of EXHIBIT C hereto, and each common stock purchase warrant issued and delivered in substitution or exchange for any Warrant.

         "WEST VIRGINIA UNIVERSITY HOSPITALS SALE" shall mean, the sale by the Company to West Virginia University Hospitals, Inc. of Chestnut Ridge Hospital and other assets pursuant to that certain Asset Purchase Agreement between the Company, Psychiatric Institute of West Virginia, Inc. and West University Hospitals, Inc. dated as of July 1, 1998, as amended by Amended No. 1 dated as of September 30, 1998.

                                   ARTICLE 2.

                    ISSUANCE AND PURCHASE OF NOTE AND WARRANT

         SECTION 2.1 AUTHORIZATION OF ISSUANCE OF NOTES AND WARRANTS. The Company has duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein, of Notes in the aggregate principal amount of $5,000,000, to be dated as of the Closing Date. The Company has duly authorized the issuance and sale, on the terms and subject to the conditions set forth herein and in the Warrant Agreement, of the Warrant for the purchase of 475,000 shares of the Common Stock of the Company.

         SECTION 2.2 PURCHASE AND SALE OF NOTE AND WARRANTS. Subject to the terms and conditions contained herein and in reliance upon the representations and warranties of the Purchaser contained herein, the Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company contained herein, Purchaser agrees to purchase from the Company the Notes with the

Warrants for an aggregate purchase price of $5,000,000 (the "Purchase Commitment"). The purchase price paid by the Purchaser for each Note shall be equal to the principal amount thereof and no additional consideration.


         SECTION 2.3 ALLOCATION OF PURCHASE PRICE. Under both generally accepted accounting standards consistently applied and the regulations of the Internal Revenue Service, the issuance to the Purchaser of the Notes and the Warrants for an aggregate purchase price equal to the aggregate principal amount of such Notes being so purchased results in the creation of "original issue discount" on such Notes (which original issue discount may also be deemed to constitute the value of any Warrant issued in connection with the issuance of such Notes), and such regulations require the determination of the value of any Warrant so delivered. Pursuant to generally accepted accounting principles consistently applied and applicable Treasury Regulations, the Company and the Purchaser agree that the aggregate amount of such original issue discount and the aggregate value of the Warrant for 475,000 shares of the Common Stock of the Company is $461,000, which original issue discount and value of such Warrant shall be allocated to the Note. The Company and the Purchaser agree to recognize and adhere to the determinations and allocations of original issue discount and valuation of each Warrant set forth herein for all federal and state income tax purposes. In the event of any proposed transfer of any Note by the Purchaser, the Purchaser shall, prior to such transfer, mark such Note with a legend pertaining to the original issue discount in the form required by Treasury Regulation Section 1.1275-3(b)(1).

         SECTION 2.4 INTEREST ON THE NOTES.

                  (a) Interest on the Note shall accrue at a rate per annum equal to twelve and one-half percent (12.50%), subject to SECTION 3.5 below; PROVIDED, HOWEVER, that if the definition of "Senior Indebtedness" in the Subordination Agreement is amended such that interest, fees, costs and charges accruing subsequent to the commencement of an Insolvency Event (as such term is defined in the Subordination Agreement) but not allowed as a claim in such Insolvency Event are excluded from such definition, then interest on the Note shall accrue from the date of such amendment at a rate per annum equal to twelve percent (12.00%), subject to SECTION 3.5 below. Interest shall be payable (i) on the last Business Day of each calendar quarter, commencing on March 31, 2000 and continuing thereafter until such Note has been paid in full, (ii) upon any prepayment of any Note to the date of prepayment on the amount prepaid and (iii) at maturity of the Notes, whether by acceleration or otherwise.

                  (b) After maturity, whether by acceleration or otherwise, interest shall accrue on the Notes at the Default Rate set forth in
         SECTION 3.3 below.

         SECTION 2.5 AMORTIZATION AND MATURITY OF NOTES; PREPAYMENTS; FUNDING
                     LOSSES.

                  (a) The principal amount of the Note shall be payable on the Maturity Date, unless sooner accelerated in accordance with the terms hereof.

                  (b) The Company may prepay the Notes in whole from time to time, PROVIDED THAT (i) the Company provides at least thirty (30) days' prior written notice to the Purchaser of such prepayment, and (ii) such prepayment is accompanied by all accrued and unpaid interest on the amount prepaid through the date of prepayment and all other amounts then owing by the Company hereunder in connection with the Notes.

                  (c) Prepayment of the Notes shall not preclude the Purchaser from continuing to own the Warrants or from exercising any of its rights pursuant to the Warrants, the Warrant Agreement or the Registration Rights Agreement at a later date.

         SECTION 2.6 PREPAYMENT FEE.

                  (a) Upon any prepayment of the Notes in full on or prior to the first anniversary of the Closing Date, the Company shall pay to the Purchaser prior to or concurrently with such prepayment a prepayment fee in an amount equal to three percent (3%) of the amount of such prepayment.

                  (b) Upon any prepayment of the Notes in full after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, the Company shall pay to the Purchaser prior to or concurrently with such prepayment a prepayment fee in an amount equal to two percent (2%) of the amount of such prepayment.

                  (c) Upon any prepayment of the Notes in full after the second anniversary of the Closing Date and on or prior to the third anniversary of the Closing Date, the Company shall pay to the Purchaser prior to or concurrently with such prepayment a prepayment fee in an amount equal to one percent (1%) of the amount of such prepayment.

                  (d) Upon any prepayment of the Note in full after the third anniversary of the Closing Date, the Company shall pay to the Purchaser prior to or concurrently with such prepayment a prepayment fee in an amount equal to zero percent (0%) of the amount of such prepayment.

         SECTION 2.7 MANDATORY PREPAYMENT. Subject to the prior written consent of the Senior Lenders (or any requisite percentage thereof), the Company shall, upon receipt of the Company or any of its Subsidiaries of any Net Securities Proceeds in excess of $5,000,000, make a mandatory prepayment of the Notes in an amount equal to twenty-five percent (25%) of the total amount of such Net Securities Proceeds.

                                   ARTICLE 3.

                     OTHER PROVISIONS RELATING TO THE NOTES

         SECTION 3.1 MAKING OF PAYMENTS. The Company shall make each payment hereunder and under the Notes not later than 1:00 p.m. (Atlanta, Georgia time) on the day when due in Dollars in same day funds to the Purchaser at its

Principal Office. All payments received after that hour shall be deemed to have been received by the Purchaser on the next following Business Day.

         SECTION 3.2 INCREASED COSTS. In the event that any change in any Applicable Law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by the Purchaser with any guideline, request or directive (whether or not having the force of law) from any central bank or other U.S. financial, monetary or other governmental authority, shall: (a) subject the Purchaser to any tax of any kind whatsoever with respect to this Agreement, the Notes or the Warrants or change the basis of taxation of payments to the Purchaser of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Purchaser); (b) impose, modify, or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by or committed to be extended by any office of the Purchaser, including, without limitation, pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or (c) impose on the Purchaser any other condition with respect to this Agreement, the Notes or the Warrants hereunder; and the result of any of the foregoing is to increase the cost to the Purchaser of making or maintaining the Notes or the Warrants or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of the Notes or the Warrants, then, in any case, the Company shall promptly pay from time to time, upon demand of the Purchaser, such additional amounts as will compensate the Purchaser for such additional cost or such reduction, as the case may be. The Purchaser shall certify the amount of such additional cost or reduced amount to the Company, and such certification shall be conclusive absent manifest error.

         SECTION 3.3 CAPITAL ADEQUACY. If, after the date of this Agreement, the Purchaser shall have determined that the adoption of any Applicable Law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Purchaser with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Purchaser's capital (whether on this credit facility or otherwise) as a consequence of its obligations hereunder to a level below that which the Purchaser could have achieved but for such adoption, change or compliance (taking into consideration the Purchaser's policies with respect to capital adequacy) by an amount deemed by the Purchaser to be material, then from time to time, promptly upon demand by the Purchaser, the Company shall pay the Purchaser such additional amount or amounts as will compensate the Purchaser for such reduction. A certificate of the Purchaser claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be PRIMA FACIE evidence of the matters contained therein. In determining any such amount, the Purchaser may use any reasonable averaging and attribution methods. The Purchaser agrees to make reasonable efforts to allocate any such cost increase among its similarly situated customers in good faith and on an equitable basis; provided, however, that the Purchaser shall not be entitled to such amounts unless similar assessments are generally imposed by the Purchaser on other borrowers of the Purchaser that Purchaser determines to be comparable to the Company.

         SECTION 3.4 DEFAULT RATE OF INTEREST. If the Company shall fail to pay on the due date therefor, whether by acceleration or otherwise, any principal owing under the Notes or any other Obligations, then interest shall accrue on such unpaid principal or other Obligation from the due date until and including the date on which such principal is paid in full at a rate per annum that is two percent (2%) in excess of the rate of interest otherwise payable hereunder (the "DEFAULT RATE"). Interest calculated at the Default Rate shall be due and payable upon demand by the Purchaser.

         SECTION 3.5 CALCULATION OF INTEREST. Interest payable on the Notes shall be calculated on the basis of a year of 360 days and shall be payable for the actual number of days elapsed. If the date for any payment of principal is extended (whether by operation of this Agreement, any provision of law or otherwise), interest shall be payable for such extended time at the rates provided herein. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

         SECTION 3.6 USURY. In no event shall the amount of interest due or payable on any Obligation, when aggregated with all amounts payable by the Company under any of the Transaction Documents that are deemed or construed to be interest, exceed the maximum rate of interest allowed by Applicable Law and, in the event any such payment is paid by the Company or received by the Purchaser, then such excess sum shall be credited as a payment of principal, unless the Company, as applicable, shall notify the Purchaser in writing that it elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Company not pay, and the Purchaser not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Company under Applicable Law.

                                   ARTICLE 4.

                                    GUARANTY

         SECTION 4.1 THE GUARANTY.

         Each Guarantor hereby jointly and severally guarantees to the Purchaser, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise), the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Transaction Documents, the obligations of the Guarantors under this Agreement and the other Transaction Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

         SECTION 4.2 OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under SECTION 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION 4.2 that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other Guarantor for amounts paid under this SECTION 4 until such time as the Purchaser has been paid in full in respect of all Obligations, and no Person or governmental authority shall have any right to request any return or reimbursement of funds from the Purchaser in connection with monies received under the Transaction Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

                  (d) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Purchaser exhaust any right, power or remedy or proceed against any Person under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations.

         SECTION 4.3 REINSTATEMENT.

         The obligations of each Guarantor under this SECTION 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Guarantor agrees that it will indemnify the Purchaser on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Purchaser in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         SECTION 4.4 CERTAIN ADDITIONAL WAIVERS.

         Without limiting the generality of the provisions of this SECTION 4, each Guarantor hereby specifically waives the benefits of O.C.G.A. ss.10-7-24 to the extent applicable. Each Guarantor further agrees that it shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to SECTION 4.2 and through the exercise of rights of contribution pursuant to SECTION 4.6.

         SECTION 4.5 REMEDIES.

         Each Guarantor agrees that, to the fullest extent permitted by law, as between any Guarantor, on the one hand, and the Purchaser, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in
SECTION 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said SECTION 9.2) for purposes of SECTION 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of SECTION 4.1.

         SECTION 4.6 GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guarantee in this SECTION 4 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

         SECTION 4.7 SUBORDINATION OF GUARANTEES.

         Each Guarantor, for itself and its successors, and Purchaser, by its acceptance of this Agreement, agrees that the obligations of the Guarantors to the Purchaser pursuant to Article 4 of this Agreement are expressly subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt as provided in the Subordination Agreement.

                                   ARTICLE 5.

         CONDITIONS PRECEDENT TO PURCHASE OF THE NOTES AND THE WARRANTS

         SECTION 5.1 CLOSING DATE CONDITIONS. The obligations of the Consolidated Companies under this Agreement are subject to the satisfaction of each of the following conditions on the Closing Date:

         (A) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the Warrant Agreement or the consummation of the transactions contemplated hereby or thereby, or which, in Purchaser's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (B) DOCUMENTATION. Purchaser shall have received, on or prior to the Closing Date, the following, each in the form and substance satisfactory to Purchaser and its counsel:

                  (1) duly executed counterparts of this Agreement;

                  (2) a Note in the principal amount of $5,000,000;

                  (3) the duly executed Warrant Agreement;

                  (4) the duly executed Warrant for the purchase of 475,000 shares of the Common Stock of the Company;

                  (5) the duly executed Registration Rights Agreement;

                  (6) a certificate signed by a senior officer of each Consolidated Company stating that the representations and warranties set forth in SECTION 6.1 hereof are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, stating that each Consolidated Company is on such date in compliance with all the terms and provisions of the Transaction Documents, to which it is a party, to be observed or performed by it, and stating that on such date, no Default or Event of Default, has occurred or is continuing;

                  (7) (a) copies of the articles of incorporation of the Company and all amendments thereto Certified by the Secretary of State of Delaware and copies of the articles of incorporation of each other Consolidated Company, and all amendments thereto, certified by the Secretary of each such Consolidated Company; and (b) good standing certificates for each Consolidated Company (other than Ramsay Youth Services Puerto Rico, Inc.), issued by the relevant Secretary of State and any other States in which each Consolidated Company's qualification is required, in each case as of a recent date;

                  (8) a certificate of the Secretary or an Assistant Secretary of each Consolidated Company, certifying (a) that attached thereto is a true and complete copy of the Bylaws of such Consolidated Company, as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Consolidated Company, authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents to which such Consolidated Company is a party; (c) as to the incumbency and genuineness of the signatures of the officers of such Consolidated Company executing this Agreement or any of the other Transaction Documents;

                  (9) a favorable legal opinion of counsel to each Consolidated Company, addressed to the Purchaser, covering such matters relating to the transactions contemplated hereby as the Purchaser may request;

                  (10) certified copies of the executed Senior Credit Agreement;

                  (11) copies of all consents and waivers, if any, required under the Company's Material Contracts in connection with the transactions contemplated hereby, including, without limitation, copies of amendments or waivers of any agreements currently prohibiting payment of interest on Subordinated Debt unless a default has occurred under such agreement;

                  (12) a duly executed solvency certificate of the Company with respect to the Consolidated Companies;

                  (13) written instructions from the Company to the Purchaser as to the disbursements of the proceeds of such Note;

                  (14) the duly executed Subordination Agreement;

                  (15) evidence satisfactory to the Purchaser that the total debt to EBITDA covenant in the Senior Credit Agreement has been amended to be 3.5:1.0 until the year 2001;

                  (16) evidence satisfactory to the Purchaser that SunTrust Bank, Atlanta has purchased a participating interest in the Senior Debt;

                  (17) evidence satisfactory to the Purchaser that the Company will earn a minimum of 4 cents per share in the fiscal quarter ending December 31, 1999;

                  (18) such other documents, instruments and agreements as Purchaser shall reasonably request.

         (C) CORPORATE ACTIONS. All corporate and other action required hereunder shall be satisfactory.

         (D) NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect has occurred since December 31, 1998.

         (F) NO DEFAULT, ETC. No Default or Event of Default shall exist.

         SECTION 5.2 CLOSING DATE CONDITIONS OF THE CONSOLIDATED COMPANIES. The obligations of the Consolidated Companies under this Agreement are subject to the satisfaction of each of the following conditions on the Closing Date:

         (A) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, the Warrant Agreement or the consummation of the transactions contemplated hereby or thereby, or which, in the Company's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

         (B) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Purchaser contained herein or in any of the other Transaction Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES GENERALLY. Each Consolidated Company (as to itself and all other Consolidated Companies) hereby represents and warrants to the Purchaser that the following statements are true and correct as of the date hereof and as of the Closing Date:

                  6.1.1 CORPORATE EXISTENCE; SUBSIDIARIES. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to conduct its business and to own its properties. Each of the Company and its Subsidiaries has all requisite corporate power and authority to execute and deliver and to perform all of its obligations under this Agreement and the other Transaction Documents to which it is a party. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure to be so qualified would have a Material Adverse Effect. Except as set forth on
         Schedule 6.1.1, the Company has no Subsidiaries.

                  6.1.2 AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by each of the Company and its Subsidiaries of this Agreement and each of the other Transaction Documents to which it is a party are within the corporate powers of the Company and its Subsidiaries, have been duly authorized by all necessary corporate action, and do not and will not (a) violate any provision of any applicable law, rule or regulation, any judgment, order, or ruling of any court or governmental agency applicable to the Company or any of its Subsidiaries, the articles of incorporation or bylaws of the Company or any of its Subsidiaries or any Material Contract or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries, or any of their respective properties is bound, (b) be in conflict with, result in a breach of or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument, or (c) result in or require the creation of any material Lien upon or with respect to any of the properties of the Company or any of its Subsidiaries, other than Liens granted pursuant to the Senior Debt Documents.

                  6.1.3 APPROVALS. No consent of any Person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforcement of any Transaction Document (including, without limitation, the issuance of the Note or the Warrant), which has not been obtained or made as of the date hereof.

                  6.1.4 TAX RETURNS; STATUS. The Company and its Subsidiaries have filed all federal, state and other tax returns which are required to have been filed, and each has paid all taxes due and payable except such as are being actively contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained on the books of the Company in accordance with GAAP consistently applied. None of the Company's or its Subsidiaries' tax returns are under audit. No tax liens have been filed and, to the Company's knowledge, no claims are being assessed with respect to any such taxes.

                  6.1.5 BINDING OBLIGATIONS. Each of the Transaction Documents to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  6.1.6 LITIGATION. Except as set forth on Schedule 6.1.6, no action, suit or proceeding is pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to the Company or such Subsidiary, would have a Material Adverse Effect, or which questions the validity of any Transaction Document or any action taken or to be taken pursuant thereto.

                  6.1.7 NO DEFAULTS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute or other law or in default under any order, regulation or ruling of any court or other tribunal or governmental or administrative authority or agency binding on the Company or any of its Subsidiaries, or in default under their respective articles of incorporation or bylaws, any material indenture, agreement, lease, instrument or other undertaking to which the Company or any of its Subsidiaries is a party or by which it or its property or assets may be bound or affected, which could have a Material Adverse Effect.

                  6.1.8 NO MATERIAL RESTRICTIONS. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or, to the knowledge of the Company and its Subsidiaries, other legal restriction, or any contract, lease or other agreement, or any judgment, decree, order, law, rule or regulation which, in the judgment of the Company, currently has a Material Adverse Effect or any effect on the ability of the Company to carry out its obligations under any Transaction Document.

                  6.1.9 INFORMATION. No certificate, report or other paper furnished by the Company to the Purchaser in connection with the Transaction Documents, and to the best knowledge of the Company after due inquiry, no certificate, report or other paper furnished by any other Person at the request of the Company, in connection with the Transaction Documents contains as of its effective date any material misstatement of fact or fails to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of such date, and all of the information contained therein is true, accurate and complete in all material respects as of such date; PROVIDED, HOWEVER, that any projections and PRO FORMA financial information contained in the materials referenced in the preceding sentence are based upon reasonable estimates of management of the Company and reasonable assumptions at the time made, it being recognized by the Purchaser that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by any such financial information may differ substantially from the projected results set forth therein.

                  6.1.10 FINANCIAL STATEMENTS. (a) The Company has furnished the Purchaser with (i) the consolidated balance sheet and related consolidated statements of operations, stockholder's equity and cash flows of the Company for the year ending December 31, 1998, audited by Ernst & Young, and (ii) the internally prepared consolidated balance sheet and related consolidated statement of operations of the Company for the fiscal quarters ending March 31, 1999, June 30, 1999 and September 30, 1999, in each case as certified by the chief financial officers of the Company. All such financial statements (including any related schedules and/or notes) fairly present in all material respects in accordance with GAAP the financial position of the Company as of such dates (subject, as to interim statements, to changes resulting from audits and normal year end adjustments and the absence of footnotes) and reflect all liabilities, direct and contingent, of the Company and their respective Subsidiaries required to be shown in accordance with such principles (subject, as to interim statements, to changes resulting from audits and normal year end adjustments and the absence of footnotes). There has been no material adverse change in the business, financial condition, results of operations or prospects of the Company and its Subsidiaries since December 31, 1998, nor to the Company's knowledge any other event which could reasonably be expected to have a Material Adverse Effect.

                  (b) The unaudited pro forma balance sheet of the Company setting forth as of the Closing Date the pro forma financial position of the Company, a copy of which has been delivered to the Purchaser, fairly presents in all material respects, on a pro forma basis, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in clause
         (a) above (except for adjustments consistent with purchase price accounting methods), the financial position of the Company as of such date and time. The Company does not have any material contingent obligations, contingent liabilities or other obligations which are not reflected in the balance sheet referenced above which would be required to be reflected in accordance with GAAP (subject, as to interim statements, to changes resulting from audits and normal year end adjustments and the absence of footnotes) (the "Pro Forma Financial Statements").

                  6.1.11 TITLE TO PROPERTIES. Each of the Company and its Subsidiaries has good and marketable title to its real properties (other than real properties that it leases), and good title to all of its other properties and assets, including the properties and assets reflected in the balance sheet of the Company (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Permitted Liens. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains in the reasonable judgment of the Company any unusual or burdensome provisions which might materially affect or impair the operations of such properties and assets. All such leases are valid and subsisting and in full force and effect.

                  6.1.12 COMPLIANCE WITH LAWS. Each of the Company and its Subsidiaries is in compliance with all applicable laws and regulations, including all laws and regulations relating to ERISA and environmental matters, except where the failure to comply would not have a Material Adverse Effect.

                  6.1.13 POSSESSION OF FRANCHISES, LICENSES, ETC. Each of the Company and its Subsidiaries possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets as currently maintained, and neither the Company nor any of its Subsidiaries is in material violation of any thereof except where the failure to comply or have any such franchise, certificate, license, permits or other authorization would not have a Materially Adverse Effect.

                  6.1.14 INSURANCE. The Company has in place, with financially sound and reputable insurance companies or associations, casualty, public liability and other insurance, including without limitation, product liability insurance, in such amounts and covering such risks as are customarily maintained by other companies operating similar businesses in similar locations and of similar size.

                  6.1.15 FEDERAL RESERVE REGULATIONS. The proceeds of the Notes will be used solely for the purposes set forth in this Agreement and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any debt that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

                  6.1.16 MATERIAL CONTRACTS. SCHEDULE 6.1.16 sets forth a complete list of all of the Material Contracts of the Company and its Subsidiaries. Each of the Material Contracts is in full force and effect and, to the best knowledge of the Company, no default exists thereunder.

                  6.1.17 ERISA.

                         (1) IDENTIFICATION OF PLANS. Neither the Company or any
                  ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan, other than its 401(k) plan.

                         (2) LIABILITIES. Neither the Company nor any Subsidiary
                  is currently subject to any liability (other than routine Plan expenses or contributions), tax or penalty which liability, tax or penalty is directly or indirectly related to any Plan including, but not limited to, any penalty or liability arising under Title I or Title IV of ERISA, or any tax or penalty under Chapter 43 of the Code, except such liabilities, taxes, or penalties (when taken as a whole) as will not have a Material Adverse Effect; and

                         (3) FUNDING. The Company and each ERISA Affiliate has
                  made full and timely payment of all amounts required to be contributed under the terms of each Plan.

                  6.1.18 BROKER'S FEES. Except for the Facility Fee and except for fees owed to SunTrust Equitable Securities, Inc., no broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated by this Agreement. No other similar fees or commissions will be payable by the Company for any other services rendered to any Consolidated Company or any Subsidiaries ancillary to the transactions contemplated hereby.

                  6.1.19 OFFERING OF NOTES AND WARRANTS. Neither the Company nor, to the best knowledge of the Company, anyone acting on its behalf has offered the Notes or the Warrants for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchaser. Subject to the representations of the Purchaser in SECTION 6.2, neither the Company nor any of its Subsidiaries nor, to the best of knowledge of the Company, anyone acting on their behalf has taken, or will take, any action which would subject the issuance or sale of the Notes and the Warrants to Section 5 of the Securities Act of 1933, as amended or the registration or qualification provisions of the blue sky laws of any state.

                  6.1.20 REGISTRATION RIGHTS. Except as set forth on Schedule 6.1.20, as of the Closing Date, except as described in the Warrant Agreement and in the Registration Rights Agreement, the Company is under no obligation to register under the Securities Act of 1933, as amended, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  6.1.21 SOLVENCY. Before and after giving effect to the transactions contemplated by this Agreement, the Company shall be Solvent and, after excluding any Debt owed by any Subsidiary Guarantor to any other Subsidiary Guarantor from the calculation of Solvent, each Subsidiary Guarantor shall be Solvent.

                  6.1.22 CONTINUING BUSINESS OF COMPANY. (a) There exists no actual or, to the knowledge of any Consolidated Company, threatened termination, cancellation or limitation of, or any material modification or change since October 18, 1999, in, (i) the business relationships of any Consolidated Company with any customer or group of customers of such Consolidated Company whose business individually or in the aggregate is material to the operations or financial condition of such Consolidated Company, (ii) the business relationships of any Consolidated Company with any of its material suppliers or (iii) any Material Contract; and each Consolidated Company reasonably anticipates that after the consummation of the transactions contemplated by this Agreement, all such material customers and suppliers will continue a business relationship with such Consolidated Company on a basis no less favorable to such Consolidated Company than as heretofore conducted.

                  6.1.23 YEAR 2000 COMPLIANCE. To the Company's best knowledge, the operating systems for the Company's computers and all software applications that run on its computers are Year 2000 Compliant, except where a failure to be Year 2000 Compliance would have a Materially Adverse Effect. "Year 2000 Compliant" shall mean neither the performance nor functionality of the operating systems for the Company's computers and all software applications that run on the Company's computers is affected by dates prior to, during, spanning or after January 1, 2000, and shall include, but not be limited to (a) accurately processing (including, but not limited to calculating, comparing and sequencing) date and time data from, into, and between the years 1999 and 2000 and leap year calculations, (b) functioning without error, interruption or decreased performance relating to such date and time data, (c) accurately processing such date and time data when used in combination with other technology, if the other technology properly exchanges date and time data, (d) accurate date and time data century recognition, (e) calculations that accurately use same century and multi-century formulas and date and time values, (f) date and time data interface values which reflect the correct century, and (g) processing, storing, receiving and outputting all date and time data in a format that accurately indicates the century of the date and time data.

                  6.1.24 DISCLOSURE. To the Company's best knowledge, neither this Agreement nor any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact of which the Company is aware and that is peculiar to the Company and its Subsidiaries which materially adversely affects the business, property or assets, or financial condition of the Company and its Subsidiaries which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Purchaser by or on behalf of the Company or any of its Subsidiaries prior to the date hereof in connection with the transactions contemplated hereby.

                  SECTION 6.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company and the other Consolidated Companies that the following statements are true and correct, as of the date hereof and as of the Closing Date.

                  6.2.1 AUTHORITY. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder the under the other Transaction Documents, and no consent or approval of any other person or governmental authority is required therefor. The execution and delivery of this Agreement by it, the performance by it of its covenants and agreements hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.


                  6.2.2 INVESTMENT IN THE COMPANY.

                  (i) The Purchaser understands that the Company proposes to issue and deliver to the Purchaser the Notes and the Warrants pursuant to this Agreement without compliance with the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"); that for such purpose the Company will rely upon the Purchaser's representations and warranties contained therein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct.

                  (ii) The Purchaser understands that, under existing rules of the Securities and Exchange Commission (the "SEC"), the Purchaser may be unable to sell the Notes or the Warrants except to the extent that the Notes or Warrants may be sold (i) pursuant to an effective registration statement covering such sale pursuant to the Securities Act and applicable state securities laws or an applicable exemption therefrom or (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale or (iii) subject to the restrictions contained in Rule 144 under the Securities Act ("Rule 144").

                  (iii) The Purchaser is not relying on the Company respecting the financial, tax and other economic considerations of an investment in the Notes or Warrants, and the Purchaser has relied on the advice of, or has consulted with, only its own advisors.

                  (iv) The Purchaser is familiar with the provisions of Rule 144 and the limitations upon the availability and applicability of such rule.

                  (v) The Purchaser is purchasing the Notes and the Warrants as an investment for its sole account, and without any present view towards the resale or other distribution thereof.

                  (vi) The Purchaser is an "accredited investor," within the meaning of Rule 501 promulgated by the Securities and Exchange Commission under the Securities Act.

                                   ARTICLE 7.

                              AFFIRMATIVE COVENANTS

         So long as any Note or any other Obligations shall remain outstanding pursuant to the Loan Documents, unless the Required Purchasers shall otherwise consent in the manner set forth in SECTION 9.4, each Consolidated Company shall and shall cause each of its Subsidiaries to:

         SECTION 7.1 PRESERVATION OF CORPORATE EXISTENCE. Do or cause to be done all things necessary to (a) preserve and maintain its corporate existence and all material rights and franchises and (b) qualify and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by the Company or any of its Subsidiaries may legally require such qualification and where failure to be so qualified would have a Material Adverse Effect.

         SECTION 7.2 COMPLIANCE WITH LAWS. Comply with all applicable federal, state and local laws, rules, regulations and orders of any governmental authority, noncompliance with which would have a Material Adverse Effect, such compliance to include, without limitation, (a) paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property (unless such taxes, assessments or charges are being contested in good faith and by proper proceedings diligently pursued, and the Company has obtained an adequate bond or adequate insurance or established therefor a reserve of an adequate amount), and (b) complying in all material respects with all federal, state and local laws, rules, regulations and orders relating to pollution, reclamation, or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into air, water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes.

         SECTION 7.3 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies or associations casualty, public liability and other insurance in such amounts and covering such risks as are customarily maintained by other companies operating similar businesses in similar locations and of similar size, and, at the written request of the Purchaser, provide evidence of compliance with this covenant to the Purchaser in the form of certificates of insurance.

         SECTION 7.4 VISITATION RIGHTS. At any reasonable time and from time to time upon reasonable notice and without unreasonable interruption of the Company's operations of business (provided that no notice shall be required upon the occurrence and during the continuance of an Event of Default; provided further that only one (1) business days' notice shall be required after the occurrence and during the continuance of a Default), permit the Purchaser or any agents or representatives of the Purchaser to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Company and its Subsidiaries and discuss the general business affairs of the Company and its Subsidiaries (including, without limitation, significant changes in personnel, compensation of employees, business ventures, important acquisition and disposition of assets and significant litigation) with its officers and its independent public accountants.

         SECTION 7.5 RECORDS AND ACCOUNTS. Keep true records and books of account in which entries will be made in accordance with GAAP consistently applied and maintain accounts and reserves adequate in the opinion of the Company for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies and all other proper reserves.

         SECTION 7.6 PAYMENT OF DEBTS, TAXES. Pay, or cause to be paid, all of its debts and perform, or cause to be performed, all of its obligations promptly and in accordance with the respective terms thereof, and promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it, upon its income or receipts or upon any of its assets or properties before the same shall become in default, as well as pay all lawful claims for labor, materials and supplies or otherwise that, if not so paid, could or would result in the imposition of a Lien upon such assets or properties or any part thereof; PROVIDED, that it shall not constitute an Event of Default hereunder if the Company fails to perform any such debt (except for any indebtedness serving under or in respect of any Loan Document), tax, assessment, governmental or other charge, levy or claim that is being contested in good faith and by proper proceedings diligently pursued, if the effect of such failure to pay or perform has not been to accelerate the maturity of any other material debt or obligation of the Company or to subject any part of the assets and properties of the Company to forfeiture or a Lien, and if the Company has obtained therefor an adequate bond or adequate insurance or established therefor a reserve of an adequate amount.

         SECTION 7.7 FURTHER ASSURANCES. Execute and deliver to the Purchaser such further instruments, provide it with such further data and information and take such further action as the Purchaser may reasonably request or as may be reasonably necessary further to effect the purposes of the Loan Documents.

         SECTION 7.8 MAINTENANCE OF PROPERTIES. Cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, reasonable wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times in the ordinary course of business consistent with past practice.

         SECTION 7.9 BUSINESS. Remain substantially in the business in which it is engaged as of the date of this Agreement.

         SECTION 7.10 REPORTING COVENANTS. Deliver to the Purchaser:

                  7.10.1 as soon as available and in any event within one hundred fifteen (115) days after the end of each fiscal year of the Company, a consolidated audited balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated audited statements of income, retained earnings and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche or other independent public accountants acceptable to the Purchaser, which report will be unqualified as to scope of audit and shall state that such consolidated financial statements present fairly the consolidated financial condition of the Company and its Subsidiaries as at the end of such fiscal year, and the consolidated results of operations and statements of cash flow of the Company and its Subsidiaries for such fiscal year in accordance with GAAP and that the audit by such accountants in connection with such consolidated financial statements was made in accordance with GAAP;

                  7.10.2 as soon as available and in any event thirty-five (35) days after the end of each fiscal quarter in each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of the Company's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year end adjustments and absence of notes) as to fairness of presentation, preparation in accordance with GAAP by the chief financial officer of the Company;

                  7.10.3 simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Company substantially in the form of EXHIBIT E hereto (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of SECTION 7.12, on the date of such financial statements and (ii) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  7.10.4 forthwith upon the Company having knowledge of the occurrence of any Default or Event of Default hereunder or any "Event of Default" under any Senior Debt Documents (as such terms are defined in the Senior Debt Documents), a certificate of the president or chief financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  7.10.5 promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by the Company to its security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of the Company;

                  7.10.6 promptly after receipt thereof, copies of all financial statements of, and all reports and management letters submitted by, independent public accountants to the Company in connection with each annual, interim, or special audit of the Company's financial statements;

                  7.10.7 within thirty (30) days prior to the end of the Company's fiscal year, the Company shall deliver to the Purchaser the annual budget for the Company and its Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement for the immediately succeeding year on a month by month basis and thereafter, shall promptly deliver any amendment thereto;

                  7.10.8 promptly after the sending thereof, copies of all financial statements, reports or other information sent to any holder of the Senior Debt;

                  7.10.9 promptly after becoming aware of (i) the occurrence thereof, notice of the institution by any Person of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency, or official, against the Company or any of its Subsidiaries or material properties of any of the foregoing, and which if adversely determined is likely to have a Material Adverse Effect, or (ii) the receipt of actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, each such notice under this subsection to specify, if known, the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit, proceeding, investigation or arbitration, and any other significant features of the claim; and

                  7.10.10 such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Purchaser may from time to time reasonably request, including, without limitation budget, projections, and presentations to lenders or investor groups.

         SECTION 7.11 USE OF PROCEEDS. Use proceeds from the sale of the Notes and the Warrant (i) to finance acquisition and expansion, (ii) to partially repay the Senior Debt, and (iii) for general corporate purposes; and the Company shall not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

         SECTION 7.12 COMPLIANCE WITH MATERIAL CONTRACTS. Comply in all material respects with all material terms and conditions of the Senior Debt Documents and all other Material Contracts.

                                   ARTICLE 8.

                               NEGATIVE COVENANTS

         For so long as any Note or any of the other Obligations remains unpaid or unperformed, unless the Required Purchasers (or, if required pursuant to SECTION 9.4, all Purchasers) shall otherwise consent in the manner set forth in
SECTION 9.4, each Consolidated Company shall not, directly or indirectly, and shall not allow any Subsidiary to:

         SECTION 8.1 LIENS AND OTHER ENCUMBRANCES. Create, assume, incur or permit to exist, or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien upon any of its property or assets, whether now owned or hereafter acquired, or any income or profits therefrom except Permitted Liens.

         SECTION 8.2 INVESTMENTS. Make any loan or advance, or otherwise acquire for a consideration, evidences of indebtedness, capital stock or other securities of any Person or acquire any Subsidiary (an "INVESTMENT"), except that, so long as no Default or Event of Default then exists or would be caused thereby, the Company may:

                  (a) make (i) draws to sales persons in the ordinary course of business, (ii) net advances to branches in the ordinary course of business, and (iii) other loans or advances to officers and employees for expenses incurred in the ordinary course of business in an aggregate amount at any time outstanding not to exceed $15,000;

                  (b) acquire and own prime commercial paper and certificates of deposit in United States commercial banks (whose long-term debt is rated "A" or better by Moody's Investors Service or Standard and Poor's Corporation), in each case due within one year from the date of purchase and payable in the United States in dollars;

                  (c) acquire and own direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed as to principal and interest by the United States of America or any agency thereof, in each case maturing within one year from the date of creation of such obligation;

                  (d) endorse negotiable instruments for collection in the ordinary course of business;

                  (e) create or form new Subsidiaries pursuant to Section 8.4.

         SECTION 8.3 MERGER AND SALE OF ASSETS. (a) Enter into any transaction of merger, consolidation, pooling of interest, joint venture, syndicate or other combination with any other Person other than any merger or consolidation of (i) any Subsidiary with another Subsidiary of the Company or (ii) of the Company with another Person; PROVIDED THAT (A) the Company is the surviving entity, (B) the Company is Solvent, (C) the Total Net Worth of the Company equals or exceeds the Total Net Worth of the Company, immediately preceding such merger or consolidation, (D) any consideration for stock or assets paid in connection therewith equals the fair market value of such property and (E) no Change of Control or other Default or Event of Default exists or is continuing; or

         (b) Sell, lease, transfer or otherwise dispose of a substantial part of its assets (whether now owned or hereafter acquired) in any single transaction or series of related transactions, to any Person except for fair consideration (as determined by the board of directors of the Company) where the net proceeds of such sale are used to repay Senior Debt, or following the repayment thereof in full, the Obligations. Nothing set forth in this subsection (b) shall limit the rights and remedies of the Purchaser under the Transaction Documents upon the occurrence of a Change of Control.

         SECTION 8.4 CREATION OR ISSUANCE OF STOCK BY SUBSIDIARIES. Create any Subsidiary other than wholly-owned Subsidiaries of the Company or any other Consolidated Company (provided that any Subsidiary created shall execute and deliver to the Purchaser a Guaranty Agreement in substantially the form of
ARTICLE 4 hereof, at the time such Subsidiary is created) or, except as set forth on Schedule 8.4, permit any Subsidiary (either directly or indirectly by the issuance of rights or options for, or securities convertible into such shares) to issue, sell or dispose of any shares of its stock of any class (other than directors' qualifying shares, if any) except to the Company or another Subsidiary.

         SECTION 8.5 TRANSACTIONS WITH AFFILIATES. Enter into any material transaction or series of related transactions (other than the payment of ordinary fees and expenses of members of the Board of Directors of the Company, and other than payment of the Ramsay Group Payable) which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of the Company or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtained by the Company or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         SECTION 8.6 DEBT. Incur, create, assume, guarantee, suffer to exist or otherwise become liable on or with respect to, directly or indirectly, any Debt, other than:

                  (a) any Debt owing to Purchaser or an Affiliate of Purchaser, including, without limitation, the Senior Debt described in Section 1 of SCHEDULE 8.6;

                  (b) Debt outstanding on the Closing Date (other than the Senior Debt) and listed on SCHEDULE 8.6 hereof;

                  (c) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

                  (d) trade payables, current liabilities or similar obligations (other than for borrowed money or purchase money obligations) from time to time incurred in the ordinary course of business;

                  (e) taxes, assessments, or other governmental charges that are not assessed or are being contested in good faith by appropriate action promptly initiated and diligently conducted and for which Company shall have made adequate reserves for in accordance with generally accepted accounting principles;

                  (f) Senior Debt; PROVIDED, HOWEVER, that in no event shall the principal amount of the Senior Debt exceed the sum of (i) $19,557,233.32 reduced by the amounts of any repayments and commitment reductions under the Senior Credit Agreement (after the date hereof) to the extent that such payments and reductions may not be reborrowed, plus (ii) $2,000,000;

                  (g) additional Subordinated Debt incurred by the Company after the Closing Date in an amount not to exceed $5,000,000; PROVIDED THAT such Subordinated Debt is on terms and conditions equal to, or more favorable to the Company as the Notes; PROVIDED FURTHER THAT after giving effect to the creation, incurrence or assumption of such Subordinated Debt, the Company is in compliance with the covenants set forth in SECTION 8.12 hereof, calculated on a PRO FORMA basis as of the last day of the most recent fiscal quarter for which a compliance certificate is required to be furnished to the Purchaser pursuant to
         SECTION 6.10(C) hereof, calculated as if such Indebtedness has been created, incurred or assumed on the first day of such period;

                  (h) purchase money Debt incurred by the Company in the ordinary course of business, provided that, after incurring such Debt, the aggregate principal amount of such Debt outstanding shall not exceed $750,000 and no Default or Event of Default shall occur hereunder;

                  (i) Capital Lease Obligations to the extent the underlying Capital Lease is permitted pursuant to the terms of the Senior Credit Agreement;

                  (j) Debt not included in paragraphs (a) through (h) above which by its terms is unsecured and does not exceed at any time, in the aggregate, the sum of $750,000.

         SECTION 8.7 LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under operating leases or agreements to lease (other than Capital Leases) except for rental obligations of the Company and its Subsidiaries, on a consolidated basis, not to exceed $750,000 in any twelve month period.

         SECTION 8.8 RESTRICTED PAYMENTS. Pay or declare any dividend or make any other distribution on or on account of any class of its stock or other equity or make cash distributions of equity, or make interest payments on equity, or redeem, purchase, or otherwise acquire, directly or indirectly, any shares of its stock or other equity, or make any other payments with respect to Debt owed to shareholders except: (i) dividends paid, or distributions made, in the stock of the Company; (ii) dividends paid, or distributions made, in cash with respect to Stock of the Company to the extent that the holders of the

Warrants concurrently receives a special distribution equal to their pro rata share of such dividend or distribution; (iii) dividends paid, or distributions made, by a Subsidiary to another Subsidiary or to the Company; or (iv) the repurchase of its Common Stock from an employee; (v) payment of ordinary fees and expenses of members of the Board of Directors of the Company; and (vi) payment of the Ramsay Group Payable.

         SECTION 8.9 SALE AND LEASEBACKS. Except as set forth on Schedule 8.9, enter into or permit any Subsidiary to enter into any arrangement, with any lender or investor or under which such lender or investor is a party, providing for the leasing by the Company or any Subsidiary of real or personal property, used by the Company or any Subsidiary in the operations of the Company or any Subsidiary, which has been or is sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such rental obligations of the Company or such Subsidiary.

         SECTION 8.10 SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

         SECTION 8.11 COMPLIANCE WITH ERISA. Take or fail to take, nor permit any ERISA Affiliate to take or fail to take, any action with respect to a Plan including, but not limited to (i) establishing any Plan, (ii) amending any Plan,
(iii) terminating or withdrawing from any Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, where such action or failure could reasonably likely have a Material Adverse Effect.

         SECTION 8.12 FINANCIAL COVENANTS. At any time during the term of this Agreement, fail to comply with the following financial covenants and ratios as at the dates and for the fiscal periods indicated below:

         (a) TOTAL DEBT TO EBITDA RATIO. The Company's Total Debt to EBITDA Ratio, calculated on the last day of each fiscal quarter of the Company, commencing with the quarter ending December 31, 1999, shall not exceed 3.80:1.0.

         SECTION 8.13 FISCAL YEAR. Change its Fiscal Year from that in effect as of the Closing Date.

         SECTION 8.14 MODIFICATIONS TO MATERIAL CONTRACTS. Permit any Material Contract to be terminated prior to its stated maturity in the event such termination would result in a Material Adverse Effect.

         SECTION 8.15 INCONSISTENT AGREEMENT. Enter into any contract or agreement which would violate the terms hereof or any other Transaction Document.

         SECTION 8.16 NO REPURCHASE AGREEMENTS. Enter into any agreements to repurchase any of its Stock upon the death or disability of any of its shareholders, nor shall it maintain life insurance policies on any of its shareholders for such purpose.

                                   ARTICLE 9.

                                EVENTS OF DEFAULT

         SECTION 9.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or nongovernmental body:

                  (a) failure of the Company to pay any principal or interest on any of the Notes or any other amount payable hereunder or under any other Loan Document when due; or

                  (b) failure on the part of the Company to perform or observe any covenant contained in ARTICLE 8 or SECTIONS 7.1, 7.3 OR 7.10 hereof; or

                  (c) failure on the part of the Company to perform or observe any other term, covenant or agreement contained in this Agreement not specifically referred to in this ARTICLE 9, and any such failure remains unremedied for 30 days after the earlier of (i) the discovery thereof by the Company or (ii) written notice thereof to the Company by the Purchaser; or

                  (d) any warranty or representation made by or on behalf of the Company contained herein or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect on the date as of which made; or

                  (e) the Company or any of its Subsidiaries shall fail to pay its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or

                  (f) an involuntary petition shall be filed under any bankruptcy statute against the Company or any of its Subsidiaries, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the properties of the Company or any of its Subsidiaries, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within sixty (60) days from the date of said filing or appointment or an order for relief shall be entered in any such involuntary action; or

                  (g) the Company or any of its Subsidiaries (i) shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) with respect to any Debt (other than Senior Debt) in excess of $500,000 in the aggregate, or (ii) shall fail to perform or observe any other agreement, term or condition contained in any agreement under which any Debt described in clause (i) is created (or if any other event shall occur and be continuing thereunder) and the effect of such failure or other event set forth in clause (i) or (ii) above is to cause the holders thereof to cause such obligation to become due prior to any stated maturity; or

                  (h)      a Change of Control shall occur; or

                  (i) any order or judgment for the payment of money in excess of $600,000 shall be rendered against the Company or any of its Subsidiaries, and such order or judgment shall continue unsatisfied and unstayed for more than thirty (30) days, unless (i) defense of the action, suit or proceeding has been tendered to the Company's or such Subsidiary's insurance carrier, and (ii) the company's or such Subsidiary's insurance carrier has not denied or disputed coverage; or

                  (j) any material default shall occur and be continuing pursuant to the terms of any of the other Loan Documents or any Senior Debt shall be declared to be due and payable or required to be prepaid, redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof and, in each case, other than pursuant to the mandatory prepayment or optional prepayment provisions of the Senior Debt Documents, or the maturity of any or all of such Senior Debt is otherwise accelerated, or the Company or any of its Subsidiaries shall fail to pay all or any portion of the Senior Debt in full upon the final stated maturity of such Senior Debt; or

                  (k) the Company shall disavow, revoke or terminate any Transaction Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any arbitrator or governmental body the validity or enforceability of this Agreement, the Notes or any other Transaction Document; or

                  (l) a warrant or writ of attachment or execution or similar process shall be issued against any property of the Company or any of its Subsidiaries which exceeds, individually or together with all other such warrants, writs and processes since the Closing Date, $600,000 in amount and such warrant, writ or process shall not be discharged, vacated, stayed or bonded for a period of 60 days; PROVIDED, HOWEVER, that in the event a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Purchaser pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of the Company or any Subsidiary; or

                  (m) the Company or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

                  (n) the loss, suspension or revocation or failure to renew of, any license, permit or Material Contract now held or hereafter acquired by the Company or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably likely have a Material Adverse Effect; or

                  (o) any order, judgment or decree is entered against the Company or any of its Subsidiaries decreeing the dissolution or split up of the Company or that Subsidiary and such order remains undischarged or unstayed for a period in excess of sixty (60) days; or

         SECTION 9.2 REMEDIES ON DEFAULT. (a) Upon the occurrence and continuation of an Event of Default (other than an Event of Default described in SECTION 9.1 (E) and (F)), the Required Purchasers, subject to the Subordination Agreement, may, in their sole discretion, but shall not be obligated to, declare all amounts payable by the Company under the Notes to be forthwith due and payable, including, without limitation, costs of collection (including reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) and the same shall thereupon become immediately due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and may exercise all of its rights and remedies under the Loan Documents or under applicable law.

                  (b) Upon the occurrence of any Event of Default set forth in clause (E) or (F) above, without any notice to the Company or any other act by the Required Purchasers, all amounts payable by the Company under the Notes, including, without limitation, all costs of collection (including reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

                  (c) No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Purchaser in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

                                  ARTICLE 10.

                                 MISCELLANEOUS

         SECTION 10.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be effective (a) if given by mail, when deposited in the mails or (b) if given by telecopier, when so telecopied. Notices hereunder shall be mailed or telecopied as follows:

         If to the Company or any other Consolidated Company:

         If to the Company:

                  Ramsay Youth Services, Inc.
                  One Alhambra Plaza
                  Suite 750
                  Coral Gables, Florida  33134
                  Attn:  Mr. Marcio C. Cabrera
                  Telecopy Number:  (305) 569-4647
                  Telephone Number: (305) 569-4652

         with a copy to:

                  Torys
                  237 Park Avenue
                  New York, New York 10017
                  Attn:  Joseph J. Romagnoli, Esq.
                  Telecopy Number:  (212) 682-0200
                  Telephone Number: (212) 880-6000

         If to the Purchaser:

                  SunTrust Banks, Inc.
                  303 Peachtree Street, Suite 2400
                  Atlanta, GA 30308
                  Attn:  Mr. Robert L. Dudiak
                  Telecopy Number:   (404) 724-3754
                  Telephone Number: (404) 588-8735

         with a copy to:

                  King & Spalding
                  191 Peachtree Street
                  Atlanta, GA 30303
                  Attn:  Hector E. Llorens, Jr., Esq.
                  Telecopy Number:  (404) 572-4600
                  Telephone Number:  (404) 572-5100

         SECTION 10.2 NO WAIVER. No delay or failure on the part of the Purchaser or any holder of the Notes and the exercise of any right, power or privilege granted under this Agreement or any other Transaction Document or available at law or in equity, shall impair any such right, power or privilege or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against the Purchaser unless made in writing and signed by the Purchaser, and then only to the extent expressly specified therein.

         SECTION 10.3 EXPENSES.

                  (1) The Company agrees to pay on demand all costs, expenses,
         (i) incurred by the Purchaser in connection with the preparation, execution and delivery of this Agreement and all other Transaction Documents, including the reasonable fees and disbursements of counsel for the Purchaser in an amount not to exceed $50,000; (ii) incurred by the Purchaser in connection with the preparation, execution and delivery of any waiver, amendment or consent by the Purchaser relating to the Transaction Documents, including the reasonable costs and fees of counsel for the Purchaser; and (iii) incurred by the Purchaser, including the reasonable costs and fees of its counsel, in connection with the enforcement of the Transaction Documents.

                  (2) The Company agrees to indemnify, pay and hold the Purchaser and any holder of any of the Notes and the Warrants and the officers, directors, employees and agents of the Purchaser and such holders (the "INDEMNIFIED PERSONS") harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Person in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Person shall be designated a party thereto) which may be incurred by any Indemnified Person, relating to or arising out of the enforcement of this Agreement, the Notes, the Warrants or any other Transaction Document or any actual or proposed use of proceeds of the Note; PROVIDED, that no Indemnified Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

         SECTION 10.4 AMENDMENTS, ETC. Any provision of this Agreement, the Notes, or any other Loan Document to which the Company is a party may be amended or waived, if such amendment or waiver is in writing and is signed by the Company, as the case may be, and the Required Purchasers; PROVIDED THAT, without the approval in writing of each Purchaser with respect to its Note, no amendment, modification, supplement, termination, waiver, or consent may be effective:

                  (a) to amend or modify the principal of such Note, or the amount of principal payments or prepayments required hereunder, or the rate of interest payable on any Note;

                  (b) to postpone any date fixed for any payment of principal of, prepayment of principal of, or any installment of interest on, any Note or to extend the term of any Note;

                  (c) to amend or modify the definitions of "Required Purchasers," or the provisions of this SECTION 9.4;

Any amendment, modification, supplement, termination, waiver or consent effected in accordance with this SECTION 9.4 shall apply equally to, and shall be binding upon, all Purchasers.

         SECTION 10.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, that the Company may not assign or otherwise transfer any of its rights or obligations under this Agreement, the Notes or any other Transaction Document to any Person without the prior written consent of the Purchaser. Such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, obligations and benefits as it would have if it were the Purchaser hereunder and under the other Loan Documents. Notwithstanding the foregoing, the Purchaser may sell or otherwise grant participations in all or any part of the Notes. The holder of any such participation, if the participation agreement so provides, shall have the same rights and benefits of the Purchaser hereunder.

         SECTION 10.6 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

         SECTION 10.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made by or furnished on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement.

         SECTION 10.8 SEVERABILITY. If any part of any provision contained in this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provision or the remaining provisions.

         SECTION 10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

         SECTION 10.10 SET-OFF. Upon the occurrence and during the continuation of an Event of Default, each Consolidated Company authorizes the Purchaser, without notice or demand, to apply any indebtedness due or to become due to such Consolidated Company from the Purchaser in satisfaction of any of the indebtedness, liabilities or obligations of such Consolidated Company under this Agreement or under any other Loan Document, including, without limitation, the right to set-off against any deposits or other cash collateral of the Company held by the Purchaser or an Affiliate thereof.

         SECTION 10.11 TERMINATION OF AGREEMENT. This Agreement shall terminate upon the payment in full of the Notes and all Obligations relating thereto; provided that, SECTIONS 3.2, 3.3 and 10.3 shall survive the termination of this Agreement.

         SECTION 10.12 JURISDICTION AND VENUE. EACH CONSOLIDATED COMPANY AGREES, WITHOUT POWER OF REVOCATION, THAT ANY CIVIL SUIT OR ACTION BROUGHT AGAINST IT AS A RESULT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR UNDER ANY OTHER TRANSACTION DOCUMENT TO WHICH IT IS A PARTY MAY BE BROUGHT AGAINST IT EITHER IN THE IN THE CIRCUIT COURT OF FULTON COUNTY, GEORGIA, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, AND THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY SUCH SUIT OR ACTION BY SERVICE OF PROCESS AS PROVIDED BY GEORGIA LAW. EACH CONSOLIDATED COMPANY HEREBY IRREVOCABLY SUBMITS TO THE




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
JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF SUCH CIVIL SUIT OR ACTION AND ANY CLAIM THAT SUCH CIVIL SUIT OR ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH CONSOLIDATED COMPANY AGREES THAT FINAL JUDGMENT IN ANY SUCH CIVIL SUIT OR ACTION SHALL BE CONCLUSIVE AND BINDING UPON IT AND SHALL BE ENFORCEABLE AGAINST IT BY SUIT UPON SUCH JUDGMENT IN ANY COURT OF COMPETENT JURISDICTION.

         SECTION 10.13 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, SUBSIDIARY GUARANTOR AND PURCHASER KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PURCHASER ENTERING INTO THIS AGREEMENT. FURTHER, EACH CONSOLIDATED COMPANY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF PURCHASER, NOR THE PURCHASER'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT PURCHASER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION, NO REPRESENTATIVE OR AGENT OF THE PURCHASER, NOR PURCHASER'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         SECTION 10.14 ENTIRE AGREEMENT. This Agreement, the Notes, the Warrants and the other Transaction Documents to which the Company is a party, together with any exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof and thereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto or thereto are expressly superseded hereby. The execution of this Agreement, the Notes, the Warrants and the other Transaction Documents to which the Company is a party by the Company was not based upon any facts or materials provided by the Purchaser, nor was the Company induced to execute this Agreement, the Note, the Warrants or the other Transaction Documents to which the Company is a party by any representation, statement or analysis made by the Purchaser.

                         [SIGNATURES ON FOLLOWING PAGES]



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized officers all as of the day and year first above written.

                             COMPANY:

                                      RAMSAY YOUTH SERVICES, INC.

                                      By:  ___________________________________
                                           Marcio C. Cabrera
                                           Executive Vice President

                             SUBSIDIARY GUARANTORS:

                                  BETHANY PSYCHIATRIC HOSPITAL, INC.,
                                  an Oklahoma corporation

                                  BOUNTIFUL PSYCHIATRIC HOSPITAL, INC.,
                                  a Utah corporation

                                  EAST CAROLINA PSYCHIATRIC SERVICES
                                  CORPORATION, a North Carolina corporation

                                  GREAT PLAINS HOSPITAL, INC., a Missouri
                                  corporation

                                  GULF COAST TREATMENT CENTER, INC.,
                                  a Florida corporation

                                  H.C. CORPORATION, an Alabama corporation

                                  HAVENWYCK HOSPITAL, INC., a Michigan
                                  corporation

                                  HSA HILL CREST CORPORATION, an
                                  Alabama corporation

                                  HSA OF OKLAHOMA, INC., an Oklahoma
                                  corporation

                                  MICHIGAN PSYCHIATRIC SERVICES, INC.,
                                  a Michigan corporation



                        [SIGNATURE PAGE TO SUBORDINATED
                      NOTE AND WARRANT PURCHASE AGREEMENT]

                                  RAMSAY EDUCATIONAL SERVICES, INC.,
                                  a Delaware corporation

                                  RAMSAY HOSPITAL CORPORATION OF LOUISIANA,
                                  INC., a Louisiana corporation

                                  RAMSAY LOUISIANA, INC., a Delaware
                                  corporation

                                  RAMSAY MANAGED CARE, INC., a Delaware
                                  corporation

                                  RAMSAY YOUTH SERVICES OF ALABAMA, INC.,
                                  a Delaware corporation

                                  RAMSAY YOUTH SERVICES OF FLORIDA, INC., a
                                  Delaware corporation

                                  RAMSAY YOUTH SERVICES OF SOUTH CAROLINA, INC., a Delaware corporation

                                  RAMSAY YOUTH SERVICES PUERTO RICO, INC., a Puerto Rico corporation

                                  RHCI SAN ANTONIO, INC., a Delaware
                                  corporation

                                  TRANSITIONAL CARE VENTURES, INC., a
                                  Delaware corporation

                                  TRANSITIONAL CARE VENTURES (TEXAS), INC., a Delaware corporation

                                  By:_____________________________

                                      Marcio C. Cabrera
                                      Vice President

                                        Address For all Subsidiary's:

                                         c/o Ramsay Youth Services
                                         One Alhambra Plaza
                                         Suite 750
                                         Coral Gables, Florida 33134
                                         Attention: Mr. Marcio C. Cabrera



                        [SIGNATURE PAGE TO SUBORDINATED
                      NOTE AND WARRANT PURCHASE AGREEMENT]


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

                         H.C. PARTNERSHIP

                               By:  H.C. CORPORATION, an Alabama
                                     corporation, as a general partner

                                       By:_______________________
                                           Marcio C. Cabrera
                                           Vice President

                               By:  HSA HILL CREST CORPORATION,
                                       an Alabama corporation, as a general
                                       partner

                                       By:_______________________
                                           Marcio C. Cabrera
                                           Vice President

                                           Address for both:

                                           c/o Ramsay Youth Services, Inc.
                                           One Alhambra Plaza
                                           Suite 750
                                           Coral Gables, Florida  33134
                                           Attention: Mr. Marcio C. Cabrera



                        [SIGNATURE PAGE TO SUBORDINATED
                      NOTE AND WARRANT PURCHASE AGREEMENT]

                                     PURCHASER:

                                     SUNTRUST BANKS, INC.

                                     By:  ___________________________________
                                          Robert L. Dudiak
                                          Group Vice President



                        [SIGNATURE PAGE TO SUBORDINATED
                      NOTE AND WARRANT PURCHASE AGREEMENT]


                                       45